Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230
Exhibit 99.1

Press Release

For Immediate Release

Numerex Reports First Quarter 2011 Financial Results

Company Posts 25% Year over Year Subscription Growth
GAAP Profitable, Reaffirms Guidance for 2011

ATLANTA, GA April 28, 2011—Numerex Corp (NASDAQ:NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced financial results for its first quarter ended March 31, 2011.

“Numerex is  poised to benefit from the commercialization of key projects, recently forged alliances with M2M industry leaders, and new product launches,” stated Stratton Nicolaides, chairperson and CEO of Numerex. “We continue to invest in our Business Solutions client programs with new hires and state-of-the-art infrastructure required to meet anticipated demand from wireless operators and global enterprise groups. We believe that our focus on scaling our M2M service platforms will allow us to pursue additional growth opportunities and result in improved operating leverage.”

Key metrics for the first quarter 2011 include:

	Three Months Ended
	March 31,
	2011	2010
Total M2M Revenues ($ millions)	13.5	12.7
M2M Service Revenues ($ millions)	9.0	7.9
Gross Margin	44.2%	44.2%
GAAP Net Earnings/(loss) ($ thousands)	230	(31)
Earnings per share ($)	0.02	0.00
New subscriptions	53,000	40,000
Cumulative subscriptions	1,224,000	977,000

The Company’s Financial Highlights include:

•
Increased subscriptions by 25% to 1,224,000 at the end of the first quarter of 2011, compared to 977,000 recorded at the end of the first quarter of 2010.  During the quarter ended March 31, 2011, the Company added 53,000 net subscriptions, as compared to 40,000 net subscriptions added in the first quarter of 2010.

•
Reported consolidated revenue of $13.8 million compared to $13.0 million in the first quarter of 2010.  During the quarter ended March 31, 2011, the Company reported service revenues of $9.2 million and hardware revenues of $4.6 million compared to $8.2 million in service revenues and $4.8 million in hardware revenues, respectively, during the same period in 2010.

•	Consolidated gross margin for the three months ended March 31, 2011 was 44.2% compared to 44.2% during the same period in 2010.

•
GAAP earnings from operations were $270,000 compared to $45,000 in the first quarter of 2010. The increase was due to an improved revenue mix of higher-margin service revenues that were partially offset by the growth in sales and marketing expenses. GAAP net earnings for the three months ended March 31, 2011 were $230,000 compared to a loss of $31,000 during the same period in 2010.

•
Ended the first quarter of 2011 with cash and cash equivalents of $4.1 million compared to $10.3 million at December 31, 2010.  The decrease in cash and cash equivalents was primarily due to a litigation settlement of $5.5 million, which included a repurchase of 320,833 shares at $9.04 per share.

•
On April 25, 2011, announced an increase to the Company’s credit facility from $5 million to $10 million and the filing of a $30 million universal shelf registration statement.  No amounts are currently outstanding under the credit facility.

The Company’s Operational Highlights include:

•
Announced a co-marketing agreement with Tekelec, the mobile broadband solutions company, to deliver intelligent M2M solutions to global service providers. The solutions combine Numerex's M2M service platforms; embedded and integrated devices; and M2M service expertise, with Tekelec's M2M service enablement solution, including Subscriber Data Management, Policy and Session Management, Mobile Messaging, and Performance Intelligence Center.

•
Numerex and Enfora, a subsidiary of Novatel Wireless, announced an agreement to enable Intelligent Global Pooling Systems (iGPS Company, LLC) to provide global monitoring of its innovative all-plastic pallets with embedded RFID tags through the use of the Numerex WorldPass global network service.

•	Renewed its contract with the QinetiQ group, in which the Company plays a pivotal role, to provide continuing support to FEMA’s disaster relief operations.

•
Announced collaboration with Cinterion that will combine Cinterion’s portfolio of wireless modules with the Company’s network and application technology to provide a full range of integrated M2M services.

Financial Outlook for Fiscal 2011
       2011 Outlook
Annual Subscription Growth                                     25%-30%
Annual M2M Service Revenue Growth                   18%-23%

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 337-6663 or if outside the U.S. and Canada, (904) 520-5771 to access the conference call at least five minutes prior to the
9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp (NASDAQ:NMRX) is a leading provider of business services, technology, and products used in the development and support of machine-to-machine (M2M) solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST™ (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statement.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Q1 11 v Q1 10
	03/31/11	03/31/10	Change	% Change
Net sales:
Hardware	$4,584	$4,818	$(234)	-5%
Service	9,184	8,204	980	12%
Total net sales	13,768	13,022	746	6%
Cost of hardware sales	3,926	4,036	(110)	-3%
Cost of services	3,756	3,233	523	16%
Gross Profit	6,086	5,753	333	6%
	44.2%	44.2%	44.6%	0%
Sales and marketing expenses	2,168	1,787	381	21%
General, administrative and legal expenses	2,198	2,399	(201)	-8%
Engineering and development expenses	594	592	2	0%
Bad Debt Expense	81	57	24	42%
Depreciation and amortization	775	873	(98)	-11%
Operating earnings	270	45	225	nm
Interest expense	(26)	(13)	(13)	100%
Other income	-	(41)	41	-100%
Earnings (loss) before tax	244	(9)	253	nm
Provision (benefit) for income tax	14	22	(8)	-36%
Net earnings (loss)	$230	$(31)	$261	nm

Basic earnings per common share	$0.02	$(0.00)
Diluted earnings per common share	$0.01	$(0.00)
Number of shares used in per share calculation
Basic	14,985	15,079
Diluted	15,763	15,079

Numerex Corp.
Supplemental Sales Information
(in thousands)
(unaudited)
	Three Months Ended
	Mar 31,
	2011	2010	change	% change
Net Sales:
M2M Services
Hardware	$4,472	$4,756	$(284)	-6.0%
Services	8,996	7,910	1,086	13.7%
Sub-Total	13,468	12,666	802	6.3%
Other Services
Hardware	112	62	50	80.6%
Services	188	294	(106)	-36.1%
Sub-Total	300	356	(56)	-15.7%

Total Net Sales
Hardware	$4,584	$4,818	$(234)	-4.9%
Service	9,184	8,204	980	11.9%
Total	13,768	13,022	746	5.7%

Reconciliation of Non-GAAP net income

The following table reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings before non-cash items and litigation related fees as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods indicated below:

Reconciliation of Non-GAAP Measures
	Three Months Ended
	March 31,
	2011	2010
	(unaudited)

Net earnings/(loss)	$230	$(31)

Non-cash compensation	193	263
Litigation related fees	-	193
Depreciation and amortization	775	873
Net earnings (loss) before non-cash items	$1,198	$1,298

NUMEREX CORP.
Consolidated Balance Sheets
(In thousands)
	March 31,	December 31,
	2011	2010
	unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,115	$10,251
Restricted cash	265	265
Accounts receivable, less allowance for doubtful accounts of $417
at March 31, 2011 and $356 at December 31, 2010:	6,756	6,518
Inventory	4,479	4,820
Prepaid expenses and other current assets	1,663	1,926
TOTAL CURRENT ASSETS	17,278	23,780

Property and equipment, net	1,337	1,392
Goodwill, net	23,787	23,787
Other intangibles, net	4,674	4,741
Software, net	3,005	3,115
Other assets - long term	1,338	331
Deferred tax asset - long term	-	-
TOTAL ASSETS	$51,419	$57,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,726	$7,507
Other current liabilities	1,163	3,765
Note payable	-	-
Deferred revenues	1,974	1,864
Obligations under capital leases	456	447
TOTAL CURRENT LIABILITIES	9,319	13,583

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	120	237
Deferred income taxes	-	-
Other long term liabilities	569	608
TOTAL LONG TERM LIABILITIES	689	845

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,603,670 shares at March 31, 2011 and 16,362,937 shares at December 31, 2010;
outstanding 15,122,128 shares at March 31, 2011 and 15,122,128 shares
at December 31, 2010	58,851	57,696
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	6,596	6,403
Treasury stock, at cost, 1,561,642 shares on March 31, 2011
and 1,240,89 shares on December 31, 2010	(8,136)	(5,239)
Accumulated other comprehensive earnings	12	-
Retained deficit	(15,912)	(16,142)
TOTAL SHAREHOLDERS' EQUITY	41,411	42,718
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,419	$57,146